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                                                                       EXHIBIT 5




               JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

E. D. ARMSTRONG III      ELIZABETH J. DANIELS         ROGER A. LARSON             DENNIS G. RUPPEL*
BRUCE W. BARNES          LISA B. DODGE                JOHN R. LAWSON, JR.*        CHARLES A. SAMARKOS
JOHN T. BLAKELY          MARION HALE                  MICHAEL G. LITTLE           JOHN A. SCHAEFER
BRUCE H. BOKOR           JAMES W. HUMANN              MICHAEL C. MARKHAM          PHILIP M. SHASTEEN
GUY M. BURNS             SCOTT C. ILGENFRITZ          STEPHANIE T. MARQUARDT      CHARLES M. TATELBAUM
JONATHAN S. COLEMAN      FRANK R. JAKES               DAVID J. OTTINGER           JOAN M. VECCHIOLI
MICHAEL T. CRONIN        TIMOTHY A. JOHNSON, JR.      F. WALLACE POPE, JR.        AMBER WILLIAMS
DUANE A. DAIKER          SHARON E. KRICK              DARRYL R. RICHARDS          JULIUS J. ZSCHAU
                                                                                  *OF COUNSEL

                                                                               PLEASE REPLY TO  TAMPA

                                                                                    FILE NO. 37958.96942


                                 August 5, 1997

CASCO INTERNATIONAL, INC.
4205 East Dixon Boulevard
Shelby, North Carolina  28150

Dear Sirs:

         We have acted as counsel to CASCO INTERNATIONAL, INC., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed on August 5, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering of (i) 862,500 units (the "Units") and the offering of an additional 112,500 Units if the over-allotment option is exercised in full), each Unit consisting of one share of the Company's common stock, par value $.01 per share (the "Common Stock") and two Redeemable Class A Warrants (the "Redeemable Warrants:) to purchase a share of Common Stock included in the Units; (ii) 750,000 shares of Common Stock included in the Units (and an additional 112,500 shares if the over-allotment option is exercised); (iii) 1,500,000 Redeemable Warrants included in the Units (and an additional 225,000 Redeemable Warrants if the over-allotment option is exercised); (iv) 1,500,000 shares of Common Stock underlying the Redeemable Warrants included in the Units (and the offering of an additional 225,000 shares of Common Stock if the over-allotment option is exercised in full); (v) options granted to the Underwriter (the "Underwriter's Options") to purchase 75,000 Units; (vi) 75,000 Units issuable upon exercise of the Underwriter's Option;
(vii) 75,000 shares of Common Stock included in the Units underlying the Underwriter's Options; and (viii)150,000 Redeemable Warrants included in the Units underlying, the Underwriter's Options; and (ix) 150,000 shares of Common Stock underlying the Redeemable Warrants included in the Units which underlie the Underwriter's Options. (Collectively, the foregoing securities are referred to herein as the "Registered Securities".) We will also act as counsel for any and all amendments to the (a) Registration Statement and (b) any Registration Statement pursuant to Rule 462(b) of the Act for additional Registered Securities.


     CLEARWATER OFFICE                                      TAMPA OFFICE
     911 CHESTNUT STREET                               100 NORTH TAMPA STREET
     POST OFFICE BOX 1368                                    SUITE 1800
CLEARWATER, FLORIDA  34617-1368                         POST OFFICE BOX 1100
   TELEPHONE: (813) 461-1818                         TAMPA, FLORIDA  33602-5145
   TELECOPIER (813) 441-8617                           TELEPHONE (813) 225-2500
                                                       TELECOPIER (813) 223-7118


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               JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL & BURNS, P.A.
                        ATTORNEYS AND COUNSELLORS AT LAW

CASCO INTERNATIONAL, INC.
August 4, 1997
Page 2


         In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the proposed form of the Redeemable Warrants and the Underwriter's Options, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:

         Each of the Registered Securities being offered pursuant to (a) the Registration Statement and all amendments thereto and (b) any Registration Statements pursuant to Rule 462(b) of the Act for additional Registered Securities has been duly and validly authorized for issuance, and when issued and sold as contemplated by the Registration Statement or upon exercise of the Redeemable Warrants or the Underwriter's Option, and when applicable provisions of the "blue sky" or other state securities laws shall have been complied with, upon receipt of payment therefor, will be legally issued, fully paid and non-assessable when issued as contemplated by the Registration Statement.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and any and all amendments thereto, and any Registration Statements pursuant to rule 462(b) of the Act for additional Registered Securities and to the reference to this law firm in the Prospectus which is part of the Registration Statement under the heading "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. Members of this firm or their affiliates own an aggregate of 1,569 shares of Common Stock of the Company.

                                           Very truly yours,


                                           JOHNSON, BLAKELY, POPE, BOKOR,
                                           RUPPEL & BURNS, P.A.